CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-195868 on Form S-1 of our report dated March 2, 2015, relating to the financial statements of ETFS Asian Gold Trust appearing in the Annual Report on Form 10-K of ETFS Asian Gold Trust for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

March 6, 2015